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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 1996 appearing on page 25 of the 1995 Annual Report to shareholders of Express Scripts, Inc., which is incorporated by reference in Express Scripts, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 22 of such Annual Report on Form 10-K.



/S/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

St. Louis, Missouri
May 22, 1996